UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008  (January 1, 2008)

FIRSTBANK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in charter)

Georgia	000-51147	20-2198785
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

120 Keys Ferry Street, McDonough, Georgia		30253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (678) 583-2265

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entering into a Material Definitive Agreement.

First Bank Financial Services, Inc. (the “Registrant”), its subsidiary bank, FirstBank Financial Services, and Thaddeus M. Williams have entered into an Amended and Restated Employment Agreement (the “Agreement”) which became effective on January 1, 2008.  A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.  The Agreement will have an initial term of three years and will automatically renew for subsequent one-year terms unless either party gives written notice of his or its intent not to extend the Agreement.  If within 12 months of a change of control as defined in the Agreement, Mr. Williams’ employment is terminated by the employer without cause or he terminates his employment with cause, Mr. Williams will receive a termination payment equal to three times his then current annual base salary.  The Agreement provides for a base salary of $200,000 and an annual bonus as may be determined by the Board based on performance goals and relevant market conditions.  The Registrant will also grant to Mr. Williams a Restrictive Stock Award.  The Agreement also contains a six-month non-solicitation and non-compete provision.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1            Amended and Restated Employment Agreement by and between FirstBank Financial Services, Inc., FirstBank Financial Services and Thaddeus M. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTBANK FINANCIAL SERVICES, INC.

By:	/s/ Lisa J. Maxwell
Lisa J. Maxwell
Executive Vice President and
Chief Financial Officer

Date:	January 4, 2008